Exhibit 99.2


                               VANSTAR CORPORATION




                                                                                Page*
                                                                               ------
Item 1.  Financial Statements

         Consolidated Balance Sheets as of October 31, 1998
           and April 30, 1998                                                     3

         Consolidated Statements of Income for the Three and
           Six Months Ended October 31, 1998 and 1997                             4

         Consolidated Statement of Stockholders' Equity for the
           Six Months Ended October 31, 1998                                      5

         Consolidated Statements of Cash Flows for the Six
           Months Ended October 31, 1998 and 1997                                 6

         Notes to Consolidated Financial Statements                               8

Item 2.  Management's Discussion and Analysis of Financial
           Condition and Results of Operations                                   13

Item 3.  Quantitative and Qualitative Disclosures About
           Market Risk                                                           20




*Pagination is the same as used in Vanstar Corporation's Quarterly Report on Form 10-Q for the quarter ended October 31, 1998.

                               VANSTAR CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                               OCTOBER 31,          APRIL 30,
                                                                                  1998                1998
                                                                               -----------         -----------
                                   ASSETS                                    (unaudited)
Current assets:
     Cash                                                                      $    11,112         $     9,476
     Receivables, net of allowance for doubtful accounts of
          $9,100 at October 31, 1998 and $8,262 at April 30, 1998                  289,174             342,752
     Inventories                                                                   231,726             470,474
     Deferred income taxes                                                          17,187              17,387
     Prepaid expenses and other current assets                                      13,914              14,304
                                                                               -----------         -----------
           Total current assets                                                    563,113             854,393
Property and equipment, net                                                         51,572              53,303
Other assets, net                                                                   63,010              81,272
Goodwill, net of accumulated amortization of $12,750 at October 31,
     1998 and $10,113 at April 30, 1998                                            103,987             106,796
                                                                               -----------         -----------
                                                                               $   781,682         $ 1,095,764
                                                                               ===========         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                          $   165,476         $   290,187
     Accrued liabilities                                                            50,399              63,590
     Deferred revenue                                                               41,032              21,869
     Short-term borrowings                                                         164,644             308,351
     Current maturities of long-term debt                                            4,057               5,800
                                                                               -----------         -----------
           Total current liabilities                                               425,608             689,797
Long-term debt, less current maturities                                                581               2,337
Other long-term liabilities                                                          1,230                 943

Commitments and contingencies

Company-obligated mandatorily redeemable convertible
     preferred securities of subsidiary trust holding solely
     convertible subordinated debt securities of the Company                       194,915             194,739

Stockholders' equity:
     Common stock, $.001 par value: 100,000,000 shares authorized,
          43,776,950 shares issued and outstanding at October 31, 1998,
          43,489,030 shares issued and outstanding at April 30, 1998                    44                  43
     Additional paid-in capital                                                    134,939             132,940
     Retained earnings (since a deficit elimination of $78,448
          at April 30, 1994)                                                        27,027              75,339
     Accumulated other comprehensive (loss)                                         (2,662)               (374)
                                                                               -----------         -----------
           Total stockholders' equity                                              159,348             207,948
                                                                               -----------         -----------
                                                                               $   781,682         $ 1,107,183
                                                                               ===========         ===========


           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (unaudited)



                                                               THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                   OCTOBER 31,                              OCTOBER 31,
                                                         -------------------------------         -------------------------------
                                                             1998                1997                1998                1997
                                                         -----------         -----------         -----------         -----------
Revenue:
   Acquisition services                                  $   481,500         $   624,899         $1,019,307         $ 1,206,148
   Other services                                            121,895             116,850            239,250             216,235
                                                         -----------         -----------         -----------         -----------
     Total revenue                                           603,395             741,749          1,258,557           1,422,383
                                                         -----------         -----------         -----------         -----------

Cost of revenue:
   Acquisition services                                      444,039             566,068            933,461           1,090,713
   Other services                                             70,372              70,027            144,347             133,438
                                                         -----------         -----------         -----------         -----------
     Total cost of revenue                                   514,411             636,095          1,077,808           1,224,151
                                                         -----------         -----------         -----------         -----------

Gross margin                                                  88,984             105,654            180,749             198,232

Selling, general and administrative expenses                 110,185              79,701            205,086             153,159
Restructuring charges                                         12,009                  --             12,009                  --
                                                         -----------         -----------         -----------         -----------

OPERATING INCOME (LOSS)                                      (33,210)             25,953            (36,346)             45,073

   Interest income                                               174                 336                296                 740
   Financing expense, net                                     (7,032)             (8,277)           (16,846)            (14,069)
                                                         -----------         -----------         -----------         -----------

Income (loss) from operations before income
     taxes and distributions on preferred
     securities of Trust                                     (40,068)             18,012            (52,896)             31,744

Income tax benefit (provision)                                 4,424              (6,484)             9,042             (11,428)
                                                         -----------         -----------         -----------         -----------

Income (loss) from operations before
     distributions on preferred securities of
     Trust                                                   (35,644)             11,528            (43,854)             20,316

Distributions on convertible preferred securities
     of Trust, net of income taxes                            (2,229)             (2,228)            (4,458)             (4,456)
                                                         -----------         -----------         -----------         -----------
NET INCOME (LOSS)                                        $   (37,873)        $     9,300         $  (48,312)        $    15,860
                                                         ===========         ===========         ===========         ===========

EARNINGS (LOSS) PER SHARE:
     Basic                                               $     (0.87)        $      0.22         $    (1.11)        $      0.37
                                                         ===========         ===========         ===========        ===========

     Diluted                                             $     (0.87)        $      0.21         $    (1.11)        $      0.36
                                                         ===========         ===========         ===========         ===========

COMMON SHARES AND EQUIVALENTS OUTSTANDING:
     Basic                                                    43,692              43,154             43,604              43,037
                                                         ===========         ===========         ===========         ===========

     Diluted                                                  43,692              44,530             43,604              44,288
                                                         ===========         ===========         ===========         ===========




           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (In thousands)
                                   (unaudited)



                                                                                                      ACCUMULATED
                                                    COMMON STOCK           ADDITIONAL                     OTHER          TOTAL
                                              ------------------------      PAID-IN       RETAINED   COMPREHENSIVE  STOCKHOLDERS'
                                                SHARES         AMOUNT       CAPITAL       EARNINGS        INCOME         EQUITY
                                              ---------      ---------     ----------    ---------   -------------  -------------
Balance at April 30, 1998                        43,489      $      43     $ 132,703     $  75,576      $     (374)     $ 207,948

Comprehensive income (loss):
    Net (loss)                                       --             --            --       (48,312)             --        (48,312)
    Other comprehensive income
        (loss) net of income tax:
        Unrealized gain (loss) on
            available-for-sale securities            --             --            --            --           (2,311)       (2,311)
        Foreign currency translation
            adjustment                               --             --            --            --               23            23
                                                                                                                         ---------

    Other comprehensive income
       (loss)                                                                                                              (2,288)

                                                                                                                         ---------

Comprehensive income
(loss)                                                                                                                    (50,600)

Issuance of Common Stock:
    Employee stock purchase plan                    203              1         1,296            --                --        1,297
    Exercise of stock options,
        including tax benefit                        85             --           703            --                --          703

                                              ---------      ---------     ---------     ---------         ---------    ---------
Balance at October 31, 1998                      43,777      $      44     $ 134,702     $  27,264      $     (2,662)   $ 159,348
                                              =========      =========     =========     =========         =========    =========








See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)



                                                                              SIX MONTHS ENDED
                                                                                 OCTOBER 31,
                                                                         ---------------------------
                                                                            1998              1997
                                                                         ---------         ---------
Cash Flows from Operating Activities:
    Net income (loss)                                                    $ (48,312)        $  15,860
    Adjustments:
       Depreciation and amortization                                        16,595            11,177
       Noncash restructuring and unusual charges                            39,053                --
       Deferred income taxes                                                 1,500             8,920
       Provision for doubtful accounts                                       2,745                53
       Noncash financing expense                                               123                --
       Changes in operating assets and liabilities:
          Receivables                                                       58,118           (81,298)
          Inventories                                                      231,338           (59,463)
          Prepaid expenses and other assets                                 (4,708)          (18,856)
          Accounts payable                                                (124,535)           47,596
          Accrued and other liabilities                                    (11,190)           (5,309)
                                                                         ---------         ---------
             Total adjustments                                             209,039           (97,180)
                                                                         ---------         ---------
Net cash provided by (used in) operating activities                        160,727           (81,320)

Cash Flows from Investing Activities:
    Capital expenditures                                                   (12,575)          (13,967)
    Purchase of business, net of cash acquired                                  --           (32,486)
                                                                         ---------         ---------
Net cash used in investing activities                                      (12,575)          (46,453)

Cash Flows from Financing Activities:
    Payments on long-term debt                                              (4,576)           (7,367)
    Borrowings (repayments) under line of credit, net                     (143,707)          136,220
    Issuance of common stock                                                 1,767             3,177
                                                                         ---------         ---------
Net cash (used in) provided by financing activities                       (146,516)          132,030
                                                                         ---------         ---------

Net increase in cash                                                         1,636             4,257
Cash at beginning of the period                                              9,476             5,686
                                                                         ---------         ---------
Cash at end of the period                                                $  11,112         $   9,943
                                                                         =========         =========

Supplemental  disclosure of cash flow  information:  Cash paid during the period for:
         Interest                                                        $  12,520         $   7,078
         Discounts and net expenses on receivables securitization            5,719             5,860
         Distributions on preferred securities of Trust                      6,792             6,792
         Income taxes (refunds), net                                          (510)            4,942




           See accompanying notes to consolidated financial statements

                               VANSTAR CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (unaudited)
                                   (Continued)



                                                                                 SIX MONTHS ENDED
                                                                                    OCTOBER 31,
                                                                              -----------------------
                                                                                1998           1997
                                                                              --------       --------
Supplemental disclosure of noncash investing and financing activities:
     Equipment acquired under capital leases                                  $  1,127       $    122

     Sysorex purchase:
          Fair value of assets acquired                                                      $ 85,448
          Cash paid, net of cash received                                                     (32,486)
                                                                                             --------
          Liabilities assumed                                                                $ 52,962
                                                                                             ========








           See accompanying notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Reporting

         The financial statements for Vanstar Corporation ("Vanstar" or the "Company") for the three and six months ended October 31, 1998 and October 31, 1997 are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (of a normal and recurring nature) which are necessary for a fair presentation of the financial position, results of operations, stockholders' equity and cash flows for the interim periods. The results of operations for the three and six months ended October 31, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998. Certain prior period amounts have been reclassified to conform to the current presentation.

Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. New Accounting Pronouncements

         The Financial Accounting Standards Board has issued Financial Accounting Standards Board ("FASB") Statement No. 131, Disclosures about Segments of an Enterprise and Related Information, which is applicable for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual and interim financial statements, although this statement is not required to be applied to interim financial statements in the initial year of its application. Therefore, these disclosures will be included for the first time in the Company's annual financial statements for the year ending April 30, 1999. The statement defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The statement requires that segment profit or loss, certain specific revenue and expense items and segment assets be reported, as well as reconciled to the financial statements.


2. PROPOSED MERGER WITH INACOM

         On October 8, 1998, Vanstar Corporation and InaCom Corp., a Delaware corporation ("InaCom"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for InaCom to acquire the Company through the merger of a wholly-owned subsidiary of InaCom with and into the Company. Under the terms of the Merger Agreement, holders of the Company's common stock, par value $.001 per share (the "Common Stock"), generally will receive 0.64 shares of InaCom common stock, par value $.10 per share ("InaCom Common Stock"), in exchange for each share of the Common Stock held by such person at the time of consummation of the merger. The transaction, which is subject to regulatory and stockholder approval, and certain other customary closing conditions, is expected to close in January of 1999. The merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes and generally to be tax-free to the stockholders of both companies for Federal income tax purposes.

         As inducements to enter into the Merger Agreement, (1) InaCom granted the Company an option to purchase up to 3,336,689 shares of InaCom Common Stock at an exercise price of $17.375 per share and (2) Vanstar granted

InaCom an option to purchase up to 8,709,623 shares of Common Stock at an exercise price of $9.125 per share. Each option is exercisable following an acquisition proposal for the issuing company and the occurrence of certain further triggering events, none of which has occurred as of the date hereof.

3. EARNINGS PER SHARE

         Basic earnings per share are computed using the weighted average number of shares of Common Stock during the period, and diluted earnings per share are computed using the weighted average number of shares of Common Stock and dilutive Common Stock equivalents outstanding during the period. Common Stock equivalents are computed for the Company's outstanding options using the treasury stock method.


4. COMPANY-OBLIGATED MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SECURITIES OF
           SUBSIDIARY TRUST HOLDING SOLELY CONVERTIBLE SUBORDINATED DEBT SECURITIES OF THE COMPANY

         During October 1996, Vanstar Financing Trust, a Delaware statutory business trust of which the Company owns all of the common trust securities (the "Trust"), sold 4,025,000 Trust Convertible Preferred Securities ("Preferred Securities"). The Preferred Securities have a liquidation value of $50 per security and are convertible at any time at the option of the holder into shares of Common Stock at a conversion rate of 1.739 shares for each Preferred Security, subject to adjustment in certain circumstances. Distributions on Preferred Securities accrue at an annual rate of 6 3/4% of the liquidation value of $50 per Preferred Security and are included in "Distributions on convertible preferred securities of Trust, net of income taxes" in the Consolidated Statements of Income. The proceeds of the private placement, which totaled approximately $194.4 million (net of initial purchasers' discounts and offering expenses totaling $6.9 million) are included in "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debt securities of the Company" on the Consolidated Balance Sheets. The Company has entered into several contractual arrangements (the "Back-up Undertakings") for the purpose of fully and unconditionally supporting the Trust's payment of distributions, redemption payments and liquidation payments with respect to the Preferred Securities. Considered together, the Back-up Undertakings constitute a full and unconditional guarantee by the Company of the Trust's obligations on the Preferred Securities.

         The Trust invested the proceeds of the offering in 6 3/4% Convertible Subordinated Debentures due 2016 (the "Debentures") issued by the Company. The Debentures bear interest at 6 3/4% per annum generally payable quarterly on January 1, April 1, July 1 and October 1. The Debentures are redeemable by the Company, in whole or in part, on or after October 5, 1999 at designated redemption prices. If the Company redeems the Debentures, the Trust must redeem on a pro rata basis Preferred Securities having an aggregate liquidation value equal to the aggregate principal amount of the Debentures redeemed. The sole asset of the Trust is $207.5 million aggregate principal amount of the Debentures. The Debentures and related income statement effects are eliminated in the Company's consolidated financial statements.


5. SALE OF ACCOUNTS RECEIVABLE

         Effective December 20, 1996, the Company, through a non-consolidated wholly-owned special purpose corporation, established a revolving funding trade receivables securitization facility (the "Securitization Facility"), which currently provides the Company with up to $175 million in available credit. In connection with the Securitization Facility, the Company sells, on a revolving basis, certain of its trade receivables ("Pooled Receivables") to the special purpose corporation, which in turn sells a percentage ownership interest in the Pooled Receivables to a commercial paper conduit sponsored by a financial institution. These transactions have been recorded as a sale in accordance with FASB Statement No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The amount of the Pooled Receivables, which totaled $321.5 million at October 31, 1998, is reflected as a reduction to receivables. The Company retains an interest in certain amounts of the assets sold. At October 31, 1998, the amount of that retained interest totaled $161.2 million and is included in receivables. The Company is retained as servicer of the Pooled Receivables. Although management believes that the servicing revenues earned will be adequate compensation for performing the services, estimating the fair value of the servicing asset was not considered practicable. Consequently, a servicing asset has not been recognized in the Consolidated Balance Sheets. The gross proceeds resulting from the sale of the percentage ownership interests in the Pooled Receivables totaled $170 million as of October 31, 1998. Such proceeds are included in cash flows from operating activities in the Consolidated Statements of Cash Flows. Discounts and net expenses associated with the sales of the receivables totaling $2.7 million, $5.8 million, $3.1 million and $5.9 million are included in Financing expenses, net on the Consolidated Statements of Income for the three and six months ended October 31, 1998 and 1997, respectively.

6. FINANCING EXPENSES, NET

         Financing expenses, net includes interest incurred on borrowings under the Company's financing agreement with IBM Credit Corporation ("IBMCC") and discounts and net expenses associated with the Securitization Facility.

7. ACQUISITIONS

         On July 7, 1997, the Company acquired certain assets and assumed certain liabilities of Sysorex Information Systems, Inc. ("Sysorex"), a government technology provider. The purchase price was approximately $54.5 million, and a contingent payment of 500,000 shares of the Company's common stock based on the financial performance of the acquired business for the period from July 8, 1997 through April 30, 1999. Based on the financial performance of the acquired business through October 31, 1998, it is unlikely that the Company will make the payment of contingent shares. The Sysorex acquisition was accounted for as a purchase and the excess of the cost over the fair value of net assets acquired is being amortized on a straight line basis over 20 years.

8. COMMITMENTS AND CONTINGENCIES

         On July 3, 1997, a trust claiming to have purchased shares of the Common Stock filed suit in Superior Court of the State of California. The suit is entitled David T. O'Neal Trust, Dated 4/1/77, v. Vanstar Corporation, et al., Consolidated Case No. CV767266. On January 21, 1998, the same plaintiff, along with another plaintiff claiming to have purchased shares of Common Stock, filed suit in the United States District Court for the Northern District of California, making allegations virtually identical to those in the earlier suit. The recent suit is captioned David T. O'Neal Trust, Dated 4/1/77, et al. v. Vanstar Corporation, et al., Case No. C-98-0216 MJJ. Both suits named as defendants the Company, certain directors and officers of the Company, and the Company's principal stockholder, Warburg Pincus Capital Co., L.P., and certain of its affiliates. The complaints in both suits generally allege, among other things, that the defendants made false or misleading statements or concealed information regarding the Company and that the plaintiffs, as holders of the Common Stock, suffered damage as a result.

         The plaintiffs in both suits seek class action status, purporting to represent a class of purchasers of Common Stock between March 11, 1996 and March 14, 1997, and seek damages in an unspecified amount, together with other relief. The complaint in the first suit purports to state a cause of action under California law; the complaint in the recent suit purports to state two causes of action under the Securities Exchange Act of 1934. On July 23, 1998, the California Superior Court dismissed the state court complaint as to certain individual defendants. The plaintiffs subsequently have agreed to dismiss the state court complaint as to all remaining defendants other than the Company and Richard Bard, a director of the Company. The Company believes that the plaintiffs' allegations in both suits are without merit and intends to defend the suits vigorously.

         Various legal actions arising in the normal course of business have been brought against the Company and certain of its subsidiaries. Management believes that the ultimate resolution of these actions will not have a material adverse effect on the Company's financial position or results of operations, taken as a whole.

9. RESTRUCTURING AND UNUSUAL CHARGES

         In August 1998, Vanstar announced a program to reduce expenses in line with expected revenue and industry dynamics. The program included both items that qualify as restructuring costs as defined by Emerging Issues Task Force 94-3 and other unusual charges. This program to reduce expenses included a reduction in workforce and elimination of some of its facilities through consolidation during the second quarter in accordance with approved management plans. The Company also wrote-off equipment and systems associated with the support of certain finance functions that were affected by the realignment of the business into two operating units and the reduction of workforce. In addition, the Company wrote-off redundant equipment and systems associated with the centralized service dispatch and scheduling functions. The Company also liquidated excess spare parts due to the centralization of its spare parts management and the outsourcing of a substantial portion of its spare parts procurement and repair to a single vendor.

         Restructuring Charges

         Restructuring charges include the cost of facility closures and consolidations, involuntary employee separation benefits and related costs associated with business realignment and restructuring actions in accordance with approved management plans. Facility closure costs of $6.0 million include future lease payments, costs to abandon or dispose of property and equipment and capitalized software, net of estimates of sublease revenues and disposal values. Employee separation benefits of $3.0 million include severance, medical and other benefits for approximately 250 permanent full-time employees. Reductions occurred in virtually all areas of the Company. Business realignment costs relate to the decision to exit the discrete training business as the Company focuses on its core competencies as part of the realignment of the Company into two distinct operating units, contract termination costs and other related costs and are $3.0 million. In connection with the restructuring, the Company recorded restructuring reserves of approximately $7.4 million, of which $4.1 has been paid through October 31, 1998. The remaining liability of $3.3 million primarily relates to the future lease obligations, net of estimates of sublease income.

         Unusual Charges

         Unusual charges not qualifying as restructuring are reflected in selling, general and administrative expenses and cost of revenue and consist primarily of the write-off of certain equipment and capitalized software, costs to liquidate excess spare parts and inventory adjustments. Capitalized software and lease costs of $9.0 million include the write-off of systems associated with the centralized dispatch and scheduling functions and obsolete hardware and software due to the upgrade of call technology implemented by the Company. The Company also liquidated excess spare parts due to the centralization of its spare parts management and the outsourcing of a substantial portion of its spare parts procurement and repair to a single vendor, resulting in a net charge of $16.5 million. Inventory adjustments of $5.4 million include costs associated with the early return of certain inventory items to a major vendor in an effort to reduce interest expense and additional inventory reserves to record inventory at lower of cost or market due to the reduced price protection available from major vendors as part of the supply chain reengineering. Other items of $2.4 million consist primarily of the incentive pay to retain certain employees during the restructuring activities and costs associated with the termination of certain marketing commitments.

         As the Company implements its strategic plan to respond to current industry dynamics, there can be no assurance that additional restructuring actions will not be required. In addition, there can be no assurance that the estimated costs of the restructuring program will not change.

10. COMPREHENSIVE INCOME

         Effective for the quarter ended July 31, 1998, the Company adopted FASB Statement No. 130, Reporting Comprehensive Income ("Statement 130"). Statement 130 establishes standards for the reporting and display of comprehensive income in a full set of general purpose financial statements, however, the adoption of this statement has no impact on the Company's net income or stockholders' equity. Comprehensive income includes net income plus items that, under generally accepted accounting principles, are excluded from net income and are reflected as a component of equity, such as currency translation adjustments and unrealized gains and losses on available-for-sale securities. Statement 130 also requires the accumulated balance of other comprehensive income to be displayed separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. Prior period financial statements have been reclassified to conform to the requirements of Statement 130.

         The components of comprehensive income, net of related tax, for the three and six months periods ended October 31, 1998 and 1997 are as follows (in thousands):


                                               Three Months Ended             Six Months Ended
                                                   October 31,                   October 31,
                                             -----------------------       -----------------------
                                               1998           1997           1998           1997
                                             --------       --------       --------       --------
Net income (loss)                            $(37,873)      $  9,300       $(48,312)      $ 15,860
Unrealized (losses) on securities              (1,997)        (2,027)        (2,311)        (2,864)
Foreign currency translation adjustment            --             --             23             --
                                             --------       --------       --------       --------
Comprehensive income (loss)                  $(39,870)      $  7,273       $(50,600)      $ 12,996
                                             ========       ========       ========       ========


         The components of accumulated other comprehensive income, net of related tax, at October 31, 1998 and April 30, 1998 are as follows (in thousands):


                                                      October 31,      April 30,
                                                          1998           1998
                                                      -----------     -----------
Unrealized (losses) on securities                     $   (2,518)     $     (207)
Foreign currency translation adjustments                    (144)           (167)
                                                      ----------      ----------
Accumulated comprehensive (loss)                      $   (2,662)     $     (374)
                                                      ==========      ==========






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